UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 15, 2006, Thomas E. Stanberry, Chairman, President and Chief Executive Officer of West Bancorporation, Inc. announced that effective immediately, Jeffrey D. Lorenzen, 43, will join the Company's executive management team. Mr. Lorenzen is President and Chief Investment Officer of Investors Management Group, Ltd. ("IMG"), a wholly-owned subsidiary of the Company, which was acquired on December 30, 2005. He has been associated with IMG since 1992. In 2000 he was named Supervising Fixed Income Manager. He became Chief Investment Officer in 2003 and added the President's title in 2005.

Mr. Lorenzen entered into an employment agreement with IMG on October 21, 2005 (the "Agreement"). That Agreement was supplemented by an agreement between Mr. Lorenzen and West Bancorporation, Inc. effective upon the completion of the latter’s acquisition of IMG. The initial term of the Agreement extends through December 31, 2008, and it may be extended for one year terms thereafter by mutual agreement. The Agreement provides that Mr. Lorenzen shall act as the President and/or Chief Investment Officer of IMG. His annual Base Salary under the Agreement is presently $209,000, subject to CPI increases for the next two fiscal years. He may earn Bonus Pay in accordance with any Plan in effect during the term of the Agreement. He is guaranteed bonus pay in 2006 of 60% of his Base Salary. The Agreement may be terminated by either party subject to various stated conditions and payouts. The Agreement contains limited one year covenants not to compete or solicit. The foregoing description of the terms of the Agreement does not describe all terms thereof, and attention is specifically directed to the copy of the employment agreement which is included in Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99: Employment Agreement between Investors Management Group, Ltd. and Jeff Lorenzen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

February 21, 2006	By:	Douglas R. Gulling

Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Employment Agreement Between Investors Management Group, Ltd. and Jeff Lorenzen